THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT
               HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933






















                                 AMENDED AND RESTATED
                                    1990 LONG-TERM
                                 INCENTIVE MASTER PLAN

                             Portland General Corporation


                                       July 1993





                             Portland General Corporation
                                 AMENDED AND RESTATED
                         1990 Long-Term Incentive Master Plan


                                   TABLE OF CONTENTS


             Article                   Section                       Page


               1.  ESTABLISHMENT, PURPOSE, AND DURATION  . . . . . . .   1
                    1.1    Establishment of the Plan   . . . . . . . .   1
                    1.2    Purpose of the Plan   . . . . . . . . . . .   1
                    1.3    Duration of the Plan  . . . . . . . . . . .   1

               2.  DEFINITIONS AND CONSTRUCTION  . . . . . . . . . . .   2
                    2.1    Definitions   . . . . . . . . . . . . . . .   2
                    2.2    Gender and Number   . . . . . . . . . . . .   5
                    2.3    Severability  . . . . . . . . . . . . . . .   5

               3.  ADMINISTRATION  . . . . . . . . . . . . . . . . . .   5
                    3.1    The Committee   . . . . . . . . . . . . . .   5
                    3.2    Authority of the Committee  . . . . . . . .   5
                    3.3    Decisions Binding   . . . . . . . . . . . .   6
                    3.4    Grants of Options by Chief Executive Officer
                           or Insider Committee  . . . . . . . . . . .   6

               4.  SHARES SUBJECT TO THE PLAN  . . . . . . . . . . . .   7
                    4.1    Number of Shares  . . . . . . . . . . . . .   7
                    4.2    Lapsed Awards   . . . . . . . . . . . . . .   8
                    4.3    Adjustments in Authorized Shares  . . . . .   8

               5.  ELIGIBILITY AND PARTICIPATION   . . . . . . . . . .   8
                    5.1    Eligibility   . . . . . . . . . . . . . . .   8
                    5.2    Actual Participation  . . . . . . . . . . .   9

               6.  STOCK OPTIONS   . . . . . . . . . . . . . . . . . .   9
                    6.1    Grant of Options  . . . . . . . . . . . . .   9
                    6.2    Option Agreement  . . . . . . . . . . . . .   9
                    6.3    Option Price  . . . . . . . . . . . . . . .   9
                    6.4    Duration of Options   . . . . . . . . . . .   9
                    6.5    Exercise of Options   . . . . . . . . . . .   9
                    6.6    Payment   . . . . . . . . . . . . . . . . .  10
                    6.7    Restrictions on Share Transferability   . .  10
                    6.8    Dividend Equivalents on Stock Options   . .  10
                    6.9    Termination of Employment Due to Death,
                           Disability, or Retirement   . . . . . . . .  11
                    6.10   Termination of Employment for Other Reasons  12
                    6.11   Nontransferability of Options   . . . . . .  12

               7.  STOCK APPRECIATION RIGHTS   . . . . . . . . . . . .  12
                    7.1    Grant of SARs   . . . . . . . . . . . . . .  12
                    7.2    Exercise of SARs in Lieu of Options   . . .  13
                    7.3    Exercise of SARs in Addition to Options   .  13

                                              i





             Article                   Section                       Page



                    7.4    Exercise of SARs Independent of Options   .  14
                    7.5    SAR Agreement   . . . . . . . . . . . . . .  14
                    7.6    Term of SARs  . . . . . . . . . . . . . . .  14
                    7.7    Payment of SAR Amount   . . . . . . . . . .  14
                    7.8    Section 16  Requirements  . . . . . . . . .  14
                    7.9    Termination of Employment Due to Death,
                           Disability, or Retirement   . . . . . . . .  14
                    7.10   Termination of Employment for Other Reasons  15
                    7.11   Nontransferability of SARs  . . . . . . . .  16

               8.  RESTRICTED STOCK  . . . . . . . . . . . . . . . . .  16
                    8.1    Grant of Restricted Stock   . . . . . . . .  16
                    8.2    Restricted Stock Agreement  . . . . . . . .  16
                    8.3    Transferability   . . . . . . . . . . . . .  16
                    8.4    Other Restrictions  . . . . . . . . . . . .  16
                    8.5    Certificate Legend  . . . . . . . . . . . .  16
                    8.6    Removal of Restrictions   . . . . . . . . .  17
                    8.7    Voting Rights   . . . . . . . . . . . . . .  17
                    8.8    Dividends and Other Distributions   . . . .  17
                    8.9    Termination of Employment Due to Death,
                           Disability, or Retirement   . . . . . . . .  17
                    8.10   Termination of Employment for Other Reasons  17

               9.  PERFORMANCE UNITS AND PERFORMANCE SHARES  . . . . .  18
                    9.1    Grant of Performance Units/Shares   . . . .  18
                    9.2    Value of Performance Units/Shares   . . . .  18
                    9.3    Earning of Performance Units/Shares   . . .  18
                    9.4    Form and Timing of Payment of Performance
                           Units/Shares  . . . . . . . . . . . . . . .  18
                    9.5    Termination of Employment Due to Death,
                           Disability, or Retirement   . . . . . . . .  19
                    9.6    Termination of Employment for Other Reasons  19
                    9.7    Nontransferability  . . . . . . . . . . . .  19

               10.  OTHER STOCK-BASED AWARDS   . . . . . . . . . . . .  19
                    10.1   Other Stock-Based Awards  . . . . . . . . .  19
                    10.2   Nontransferability  . . . . . . . . . . . .  20

               11.  BENEFICIARY DESIGNATION  . . . . . . . . . . . . .  20

               12.  RIGHTS OF EMPLOYEES  . . . . . . . . . . . . . . .  20
                    12.1   Employment  . . . . . . . . . . . . . . . .  20
                    12.2   Participation   . . . . . . . . . . . . . .  20

               13.  CHANGE IN CONTROL  . . . . . . . . . . . . . . . .  20

               14.  AMENDMENT, MODIFICATION, AND TERMINATION   . . . .  21
                    14.1   Amendment, Modification, and Termination  .  21
                    14.2   Awards Previously Granted   . . . . . . . .  22



                                              ii





             Article                   Section                       Page



               15.  WITHHOLDING  . . . . . . . . . . . . . . . . . . .  22
                    15.1   Tax Withholding   . . . . . . . . . . . . .  22
                    15.2   Share Withholding   . . . . . . . . . . . .  22

               16.  INDEMNIFICATION  . . . . . . . . . . . . . . . . .  22

               17.  SUCCESSORS   . . . . . . . . . . . . . . . . . . .  23

               18.  REQUIREMENTS OF LAW  . . . . . . . . . . . . . . .  23
                    18.1   Requirements of Law   . . . . . . . . . . .  23
                    18.2   Governing Law   . . . . . . . . . . . . . .  23

                              PORTLAND GENERAL CORPORATION
                                  AMENDED AND RESTATED
                          1990 LONG-TERM INCENTIVE MASTER PLAN



                    ARTICLE 1.  ESTABLISHMENT, PURPOSE, AND DURATION

                  1.1 Establishment of the Plan. Portland General Corporation ("Portland General") established the Portland General Corporation 1990 Long-Term Incentive Master Plan (hereinafter referred to as the "Plan") to be effective October 1, 1990, subject to the approval of the Board of Directors and the shareholders of Portland General, which approval was given by the Board of Directors on October 1, 1990 and by the Shareholders at the Annual Meeting of Shareholders held April 30, 1991. The Plan shall remain in effect as provided in Section 1.3 herein. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, Performance Units, and other Stock-Based Awards.

                  1.2 Purpose of the Plan. The purpose of the Plan is to promote the success, and enhance the value of the Company by linking the personal interests of Employees to those of Company shareholders, and by providing Employees with an incentive for outstanding performance.

                 The Plan is further intended to provide flexibility to
             the Company in its ability to motivate, attract, and retain the services of Employees upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent.

                  1.3 Duration of the Plan. The Plan shall commence on October 1, 1990 (the "Effective Date") and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 14 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after the tenth (10th) anniversary of the Plan's Effective Date.

                        ARTICLE 2.  DEFINITIONS AND CONSTRUCTION

                  2.1 Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

                       (a) "Award" means, individually or collectively, a
                           grant under this Plan of Nonqualified Stock
                           Options, Incentive Stock Options, Stock
                           Appreciation Rights, Restricted Stock,
                           Performance Shares, Performance Units, or other Stock-Based Awards.

                       (b) "Beneficial Owner" shall have the meaning
                           ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

                       (c) "Board" or "Board of Directors" means the Board
                           of Directors of Portland General Corporation or any successor thereto as provided in Article 17 herein.

                       (d) "Cause" means (i) willful and gross misconduct
                           on the part of a Participant that is materially and demonstrably detrimental to the Company; or
                           (ii) the commission by a Participant of one or more acts which constitute an indictable crime under United States Federal, state, or local law. "Cause" under either (i) or (ii) shall be determined in good faith by a written resolution duly adopted by the affirmative vote of not less than two-thirds ( rds) of all the Directors at a meeting duly called and held for that purpose after reasonable notice to the Participant and opportunity for the Participant and his or her legal counsel to be heard.

                       (e) "Change in Control" of the Company shall be
                           defined by the Committee at the time of making each and every Award hereunder.

                       (f) "Code" means the Internal Revenue Code of 1986,
                           as amended from time to time.

                       (g) "Committee" means the committee, as specified
                           in Article 3, appointed by the Board to
                           administer the Plan with respect to grants of Awards.

                       (h) "Company" means Portland General Corporation,
                           an Oregon corporation (including any and all Subsidiaries), or any successor thereto as provided in Article 17 herein.

                       (i) "Demotion" shall mean the reduction of a
                           Participant's salary grade, job classification, or title (the Participant's job classification or title shall govern in all cases where said job classification or title are not defined by means of a salary grade) with the Company to a level at which Awards under this Plan or any other plan providing long-term incentives to Employees have not been granted within the three (3) years preceding such demotion.

                       (j) "Director" means any individual who is a member
                           of the Board of Directors.

                       (k) "Disability" means a permanent and total
                           disability, within the meaning of Code
                           Section 22(e)(3), as determined by the
                           Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

                       (l) "Dividend Equivalent" means an accrual for
                           payment of cash or Shares equal in value to dividends paid on Shares subject to Options.

                       (m) "Employee" means any employee of the Company.
                           Directors who are also employed by the Company shall be considered Employees under this Plan.

                       (n) "Exchange Act" means the Securities Exchange
                           Act of 1934, as amended from time to time, or any successor Act thereto.

                       (o) "Fair Market Value" means the closing price of
                           Shares on the relevant date, as reported in the Wall Street Journal or a similar publication selected by the Committee.

                       (p) "Grant Price" means the value of a SAR on the
                           date of grant, as determined by the Committee.

                       (q) "Incentive Stock Option" or "ISO" means an
                           option to purchase Shares, granted under
                           Article 6 herein, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code, or any successor Section thereto.

                       (r) "Insider" shall mean an Employee of the Company
                           who is, at the time an Award is made under this Plan, designated as subject to Section 16 of the Exchange Act and the Rules promulgated thereunder or a Director.

                       (s) "Noninsider" shall mean an individual who is
                           not an Insider.

                       (t) "Noninsider Committee" means the committee, as
                           specified in Section 3.4, that may be appointed by the Board to grant Options to Noninsiders.

                       (u) "Nonqualified Stock Option" or "NQSO" means an
                           option to purchase Shares, granted under
                           Article 6 herein, which is not intended to be an Incentive Stock Option.

                       (v) "Option" means an Incentive Stock Option or a
                           Nonqualified Stock Option.

                       (w) "Option Price" means the price at which a Share
                           may be purchased by a Participant pursuant to an Option, as determined by the Committee.

                       (x) "Outside Director" means a Director who is not
                           an Employee.

                       (y) "Participant" means an Employee of the Company
                           who has outstanding an Award granted under the Plan.

                       (z) "Performance Unit" or "Performance Share" means
                           an Award granted to an Employee pursuant to
                           Article 9 herein.

                     (aa) "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in
                           Article 8 herein.

                      (ab) "Restricted Stock" means an Award granted to an
                           Employee pursuant to Article 8 herein.

                      (ac) "Stock Appreciation Right" or "SAR" means an
                           Award, granted alone or in tandem with an Option, designated as a SAR, granted to an Employee pursuant to Article 7 herein.

                      (ad) "Stock-Based Award" means an Award granted to
                           an Employee pursuant to Article 10 herein.

                      (ae) "Shares" means the $3.75 par value Common Stock
                           of Portland General Corporation.

                      (af) "Subsidiary" means any corporation in which the
                           Company owns directly, or indirectly through subsidiaries, at least 50% of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least 50% of the combined equity thereof. In the event that applicable law permits the ownership of less than 50% of the total combined voting power of all classes of stock of a corporation to cause such corporation to constitute a "Subsidiary," then the requirement of 50% ownership in this definition shall be lowered to the lowest level permitted under applicable law.

                  2.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

                  2.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

                               ARTICLE 3.  ADMINISTRATION

                  3.1 The Committee. The Plan shall be administered by a committee consisting solely of two or more Outside Directors, who shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors, and who shall meet the requirements for a "disinterested person" as defined in Section 16 of the Exchange Act and the Rules promulgated thereunder. Provided, however, that if for any reason the Committee does not qualify to administer the Plan, as contemplated by the Article 16 of the Exchange Act and the Rules promulgated thereunder, the Board of Directors may appoint a new Committee so as to comply therewith.

                  3.2 Authority of the Committee. The Committee shall have full power except as limited by law or by the Articles of Incorporation or Bylaws of Portland General or any successor thereto as provided in Article 17 herein, subject to the provisions herein, to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 14 herein) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authorities as identified hereunder.

                  3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

                  3.4 Grants of Options by Chief Executive Officer or Insider Committee. The Board of Directors may grant to the Chief Executive Officer (the "CEO") of Portland General or any successor thereto as provided in Article 17 herein, or a Committee appointed by it consisting of at least two Directors one of whom shall be the CEO if the CEO is a Director ("Noninsider Committee") the authority to grant Options to Noninsiders. Options granted pursuant to this Section 3.4 shall be subject to the provisions of this Section 3.4, the limits specifically prescribed by the Board of Directors and the requirements of Oregon law. Prior to the grant of such Options, the CEO or the Noninsider Committee, as the case may be, shall obtain the opinion of legal counsel for the Company that each person chosen to receive an Option under this
             Section is properly classified as a Noninsider.

                 The Options granted by the CEO to Noninsiders pursuant to
             this Section between October 1, 1990 and October 2, 1991 may be granted upon such terms and provisions as deemed appropriate by the CEO; provided, however, that the aggregate number of Shares available for grant is one hundred thousand (100,000), that any such Option granted not exceed 5,000 shares per employee per year, that the exercise price for any such Options granted shall equal the fair market value of Shares on the date of grant, and that all Options granted must be exercised within ten (10) years after the date of the grant.

                 At any time after October 2, 1991, the Board of Directors
             may authorize the CEO or the Noninsider Committee to grant Options for an additional number of Shares and upon such terms and provisions as the Board shall determine subject to the terms of this Section 3.4. The initial one hundred thousand (100,000) Shares authorized pursuant to the immediately preceding paragraph and any such additional Shares granted under Options pursuant to this Section shall be counted toward the maximum number of Shares subject to this Plan, as set forth in Section 4.1.

                 In addition to the authority granted to the CEO or the
             Noninsider Committee to grant Options to Noninsiders pursuant to this Section 3.4, the CEO may, at any time, recommend to the Committee Insiders to receive grants of Options, and may recommend the number of Shares and the terms and provisions applicable to such Options; provided, however, that notwithstanding such recommendation, the grant of any Option to Insiders and the terms and conditions applicable thereto shall be at the sole discretion of the Committee. In the event that the Committee shall choose to grant an Option to an Insider upon the recommendation of the CEO, the Committee may choose to apply the number of Shares subject to such Option against the number of Shares available for grant by the CEO or the Noninsider Committee pursuant to this Section 3.4, such that the number of Shares available to the CEO or the Noninsider Committee is reduced by the number of Shares covered by such Option.

                         ARTICLE 4.  SHARES SUBJECT TO THE PLAN

                  4.1 Number of Shares. Subject to adjustment as provided in Section 4.3 herein, the total number of Shares available for grant under the Plan may not exceed 2,300,000; of which no more than 1,150,000 may be issued as Restricted Stock. These 2,300,000 Shares may be either authorized but unissued or reacquired Shares.

                 The following rules will apply for purposes of the
             determination of the number of Shares available for grant under the Plan:

                       (a) The grant of an Option or Restricted Stock
                           Award shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Award.

                       (b) The grant of a Stock Appreciation Right related
                           to an Option ("Tandem SAR") shall reduce the number of Shares available for grant by the number of Shares subject to the related Option if the Tandem SAR is granted "in lieu of" the Option. If the number of "in lieu of" SARs granted in Tandem with Options exceeds the number of Shares subject to the related Option, then the number of Shares available for grant shall additionally be reduced by the amount of such excess; provided, however, that to the extent such grants are paid in cash, such Shares shall again be available for the grant of Awards under the Plan in accordance with
                           Section 16 of the Exchange Act and the Rules promulgated thereunder.

                       (c) The grant of a Tandem SAR "in addition to" the
                           related Option shall reduce the number of Shares available for grant by the number of Shares subject to the SAR, in addition to the number of Shares subject to the related Option.

                       (d) The grant of Stock Appreciation Rights not
                           related to an Option ("Freestanding SAR") shall reduce the number of Shares available for grant by the number of Freestanding SARs granted.

                       (e) The grant of Performance Units and/or
                           Performance Shares shall reduce the number of Shares available for grant while outstanding; provided, however, that to the extent such grants are paid in cash, such Shares shall again be available for the grant of Awards under the Plan in accordance with Section 16 of the Exchange Act and the Rules promulgated thereunder.

                       (f) The grant of other Stock-Based Awards shall
                           reduce the number of Shares available for grant hereunder to the extent Shares are utilized, as determined by the Committee in accordance with the provisions of Section 16 of the Exchange Act and the Rules promulgated thereunder.

                  4.2  Lapsed Awards.  If any Award granted under this
             Plan terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR granted "in lieu of" the related Option or a related Option upon exercise of the corresponding "in lieu of" SAR), any Shares subject to such Award again shall be available for the grant of an Award under the Plan to the extent allowed pursuant to Section 16 of the Exchange Act and the Rules promulgated thereunder.

                  4.3 Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; and provided that the number of Shares subject to any Award shall always be a whole number.

                       ARTICLE 5.  ELIGIBILITY AND PARTICIPATION

                  5.1 Eligibility. Persons eligible to participate in this Plan include all Employees of the Company, including Employees who are members of the Board, but excluding Directors who are not Employees.

                  5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Employee shall have any right to be granted an Award under this Plan.
                               ARTICLE 6.  STOCK OPTIONS

                  6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees at any time and from time to time as shall be determined by the Committee. The Committee shall have discretion in determining the number of Shares subject to Options granted to each Employee. The Committee may grant ISOs, NQSOs, or a combination thereof. Nothing in this Article 6 shall be deemed to prevent the grant of NQSOs in excess of the maximum established by Section 422 of the Code, or any successor Section thereto.

                  6.2 Option Agreement. Each Option grant shall be evidenced by an Option Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Option Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Section 422 of the Code, or any successor Section thereto, or a NQSO whose grant is intended not to fall under the Code provisions of Section 422, or any successor Section thereto.

                  6.3 Option Price. The Option Price for each grant of an Option to an Employee shall be determined by the Committee; provided that, in the case of an ISO, the Option Price shall not be less than 100% of the Fair Market Value of such Share on the date the Option is granted; and, provided further, that in the case of a NQSO, the Option Price shall not be less than the minimum price permissible under Oregon law.

                  6.4 Duration of Options. Each Option granted to an Employee shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no ISO shall be exercisable later than the tenth (10th) anniversary date of its grant.

                  6.5 Exercise of Options. Options granted to Employees under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Employee. However, in no event may any Option granted under this Plan to an Insider become exercisable prior to six (6) months following the date of its grant.

                  6.6 Payment. Options shall be exercised by the delivery of a written notice of exercise to the Secretary of the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

                 The Option Price upon exercise of any Option shall be
             payable to the Company in full either (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having a Fair Market Value at the time of exercise equal to the total Option Price; provided that any such Shares tendered by an Insider shall have been held by such Insider for at least six months prior to such tender, or (c) by a combination of (a) and (b). The Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law. The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes.

                 The Committee also shall have the authority to extend
             loans to Participants in order to aid Participants in the exercise of their Options, upon such terms and requiring such security as the Committee, in its sole discretion, shall deem appropriate.

                 As soon as practicable after receipt of a written
             notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

                  6.7 Restrictions on Share Transferability. The Committee shall impose such restrictions, including restrictions on transferability, on Options granted, and on any Shares acquired pursuant to the exercise of an Option, under the Plan, as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

                  6.8 Dividend Equivalents on Stock Options. Employees owning Options may be granted, at no additional cost, Dividend Equivalents based on the dividends declared on Shares on record dates during the period between the grant date of an Option and the date the Option is exercised, or an equivalent period, as determined by the Committee. Such Dividend Equivalents may be converted to additional Shares subject to the Option ("Dividend Equivalent Shares"), or cash, or both, by such formula as may be determined by the Committee, provided, however, that such formula shall conform to any holding period, notice provision or other requirement under
             Section 16 of the Exchange Act and the Rules promulgated thereunder.

                 Dividend equivalents shall be computed as of each record
             date, with respect to: (i) the number of Shares subject to the Option; and (ii) the number of Dividend Equivalent Shares previously earned by the Employee which were not issued during the period immediately prior to the dividend record date.

                  6.9 Termination of Employment Due to Death, Disability, or Retirement.

                       (a) Termination by Death.  In the event the
                           employment of an Employee is terminated by reason of death, any outstanding Options granted to that Employee shall immediately vest 100% and shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date that employment was terminated, whichever period is shorter, by such person or persons as shall have been named as the Employee's beneficiary, or by such persons that have acquired the Employee's rights under the Option by will or by the laws of descent and distribution.

                       (b) Termination by Disability.  In the event the
                           employment of an Employee is terminated by reason of Disability, any outstanding Options granted to that Employee shall immediately vest 100%, and shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date that the Employee's Disability is determined by the Committee to be total and permanent, whichever period is shorter.

                       (c) Termination by Retirement.  In the event the
                           employment of an Employee is terminated by reason of "normal retirement" (as defined under the then established rules of the Company's tax-qualified pension retirement plan), any outstanding Options granted to that Employee shall immediately vest 100%, and shall remain exercisable at any time prior to their expiration date, or for three (3) years after the date that employment was terminated, whichever period is shorter.

                           In the event the employment of an Employee is terminated by reason of "early retirement" (as defined under the then established rules of the Company's tax-qualified pension retirement plan), any outstanding Options granted to that

                           Employee that are not then vested shall be forfeited. However, the Committee, at its discretion, may vest these Options up to 100%. Vested Options shall remain exercisable at any time prior to their expiration date, or for three (3) years after the date that employment was terminated, whichever period is shorter.

                       (d) Exercise Limitations on ISOs.  In the case of
                           ISOs, the tax treatment prescribed under
                           Section 422 of the Internal Revenue Code of
                           1986, as amended, or any successor Section thereto, may not be available if the Options are not exercised within the time periods after each of the various types of employment termination prescribed by said Section.

                 6.10 Termination of Employment for Other Reasons. If the employment of an Employee shall terminate for any reason (other than the reasons set forth in Section 6.9 or for Cause), all nonvested Options held by the Employee immediately shall be forfeited to the Company. However, the Committee, in its sole discretion, shall have the right to immediately vest all or any portion of such Options. Thereafter, all vested Options shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date that employment was terminated, whichever period is shorter.

                 If the employment of the Employee shall terminate for
             Cause, all outstanding Options immediately shall be forfeited to the Company and no additional exercise period shall be allowed, regardless of the vested status of the Options.

                 Any Options forfeited under this Section shall again be
             available for grant under the Plan in accordance with
             Section 16 of the Exchange Act and the Rules promulgated thereunder.

                 6.11 Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

                         ARTICLE 7.  STOCK APPRECIATION RIGHTS

                  7.1 Grant of SARs. Subject to the terms and conditions of the Plan, an SAR may be granted to an Employee at any time and from time to time as shall be determined by the Committee. An SAR may be granted in any of the following forms:

                       (a) "In lieu of" Options (as described in
                           Section 4.1(b) herein);

                       (b) "In addition to" Options (as described in
                           Section 4.1(c) herein);

                       (c) Independent of Options (a "Freestanding SAR");
                           or

                       (d) In any combination of (a), (b), or (c) above.

                 The Committee shall have complete discretion in
             determining the number of SARs granted to each Participant (subject to Section 4.1 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. However, the Grant Price of a Freestanding SAR shall be at least equal to the Fair Market Value of Shares on the date of grant of the SAR. The Grant Price of "in lieu of" or "in addition to" SARs (as described in Section 4.1 herein) shall equal the Option Price of the related Option. Further, in no event shall any SAR granted hereunder become exercisable within the first six (6) months of its grant.

                  7.2 Exercise of SARs in Lieu of Options. SARs granted "in lieu of" Options (as described in Section 4.1 herein) may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise an equivalent number of Options. The SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. Option Stock with respect to which the SAR shall have been exercised may not be subject again to an Award under this Plan.

                 Notwithstanding any other provision of this Plan to the
             contrary, with respect to an SAR granted "in lieu of" an "Incentive Stock Option" within the meaning of Section 422 of the Code, or any successor Section thereto: (i) the SAR will expire no later than the expiration of the underlying Incentive Stock Option; (ii) the SAR amount may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying Incentive Stock Option and the market price of the Shares subject to the underlying Incentive Stock Option at the time the SAR is exercised; and (iii) the SAR may be exercised only when the market price of the Shares subject to the Incentive Stock Option exceeds the Option Price of the Incentive Stock Option.

                  7.3 Exercise of SARs in Addition to Options. SARs granted "in addition to" Options (as described in Section 4.1 herein) shall be deemed to be exercised upon the exercise of the related Options. The deemed exercise of SARs granted "in addition to" Options shall not necessitate a reduction in the number of related Options.

                  7.4 Exercise of SARs Independent of Options. SARs granted independently of Options may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs.

                  7.5 SAR Agreement. Each SAR grant shall be evidenced by an SAR Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

                  7.6 Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion, however, such term shall not exceed ten (10) years.

                  7.7 Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

                       (a) The difference between the Fair Market Value of
                           a Share on the date of exercise over the Grant Price; by

                       (b) The number of Shares with respect to which the
                           SAR is exercised.

                 At the sole discretion of the Committee, the payment upon
             SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

                  7.8 Section 16 Requirements. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of an SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods or the ability to exercise in cash or Shares ) as may be required to satisfy the requirements of Section 16 of the Exchange Act and the Rules promulgated thereunder.

                  7.9 Termination of Employment Due to Death, Disability, or Retirement.

                       (a) Termination by Death.  In the event the
                           employment of a Participant is terminated by reason of death, any outstanding SARs granted to that Participant shall immediately vest 100%, and shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date that employment is terminated, whichever period is shorter, by such person or persons as shall have been named as the Participant's beneficiary, or by such persons that have acquired the Participant's rights under the SARs by will or by the laws of descent and distribution.

                       (b) Termination by Disability.  In the event the
                           employment of a Participant is terminated by reason of Disability, any outstanding SARs granted to that Participant shall immediately vest 100%, and shall remain exercisable at any time prior to their expiration date, or for one
                           (1) year after the date the Participant's
                           Disability is determined by the Committee to be total and permanent, whichever period is shorter.

                       (c) Termination by Retirement.  In the event the
                           employment of a Participant is terminated by reason of "normal retirement" (as defined under the then established rules of the Company's tax qualified pension retirement plan), all outstanding SARs granted to that Participant shall immediately vest 100%, and shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date that employment was terminated, whichever period is shorter.

                           In the event the employment of a Participant is terminated by reason of "early retirement" (as defined under the then established rules of the Company's tax qualified pension retirement plan), any outstanding SARs granted to that Participant that are not then vested shall be forfeited. However, the Committee, at its discretion, may vest these SARs up to 100%. Vested SARs shall remain exercisable at any time prior to their expiration date, or for the one (1) year after the date that employment was terminated, whichever period is shorter.

                 7.10 Termination of Employment for Other Reasons. If the employment of a Participant shall terminate for any reason other than the reasons described in Section 7.9, or for Cause, all nonvested SARs held by the Participant at that time immediately shall be forfeited to the Company. However, the Committee, in its sole discretion, shall have the right to immediately vest all or any portion of such SARs. Thereafter, all vested SARs shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date that employment was terminated, whichever period is shorter.

                 If the employment of the Participant shall terminate for
             Cause, all outstanding SARs immediately shall be forfeited to the Company and no additional exercise period shall be allowed, regardless of the vested status of the SARs.

                 Any SAR forfeited to the Company shall again be available
             for grant under the Plan pursuant to Section 16 of the Exchange Act and the Rules promulgated thereunder.

                 7.11 Nontransferability of SARs. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

                              ARTICLE 8.  RESTRICTED STOCK

                  8.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees in such amounts as the Committee shall determine.

                  8.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement that shall specify the Period of Restriction, or Periods, the number of Restricted Stock Shares granted, and such other provisions as the Committee shall determine.

                  8.3  Transferability.  Except as provided in this
             Section 8.3, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement. However, in no event may any Restricted Stock granted under the Plan become vested in a Participant prior to six (6) months following the date of its grant. Prior to vesting, all rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only by such Participant.

                  8.4 Other Restrictions. The Committee shall impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), and/or restrictions under applicable Federal or state securities laws; and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

                  8.5 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

                       "The sale or other transfer of the Shares of Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Portland General Corporation 1990 Long-Term Incentive Master Plan, and in a Restricted Stock
                       Agreement dated           .  A copy of the Plan and
                       such Restricted Stock Agreement may be obtained from the Secretary of Portland General Corporation."

                  8.6 Removal of Restrictions. Except as otherwise provided in this Section, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 8.5 removed from his or her Share certificate.

                  8.7 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

                  8.8 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid, and shall reduce the number of Shares available for grant under the Plan.

                  8.9 Termination of Employment Due to Death, Disability, or Retirement. In the event that a Participant's employment with the Company is terminated by reason of death, Disability, or "normal retirement" (as defined under the then established rules of the Company's tax qualified pension retirement plan), the restrictions on the Participant's Restricted Stock shall lapse as of the date of termination (in the case of Disability, the restrictions shall lapse on the date the Participant's Disability is determined by the Committee to be total and permanent).

                  8.10     Termination of Employment for Other Reasons.
             If the employment of the Participant shall terminate for any reason other than those reasons described in Section 8.9, including a termination for Cause, all nonvested Shares of Restricted Stock held by the Participant at that time immediately shall be forfeited and returned to the Company. However, with the exception of a termination of employment for Cause, the Committee, in its sole discretion, shall have the right to provide for lapsing of the restrictions on Restricted Stock following employment termination, upon such terms and provisions as it deems proper; provided that, no such lapsing of restrictions shall occur after the expiration date of the Restricted Stock.

                 Shares of Restricted Stock forfeited and returned to the
             Company shall not again be available for grant under the Plan if the Participant received any "benefits of ownership" as defined in Section 16 of the Exchange Act and the Rules promulgated thereunder.

                  ARTICLE 9.  PERFORMANCE UNITS AND PERFORMANCE SHARES

                  9.1 Grant of Performance Units/Shares. Subject to the terms of the Plan, Performance Units or Performance Shares may be granted to Employees at any time and from time to time, as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Units or Performance Shares granted to each Employee.

                  9.2  Value of Performance Units/Shares.  Each
             Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value that is in direct relation to the Fair Market Value of a Share at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units or Performance Shares that will be paid out to the Participants. The time period during which the performance goals must be met shall be called a "Performance Period." The Performance Period pertaining to each Performance Unit or Performance Share Award shall be between two (2) and six (6) years in length, and shall be established by the Committee at the time of grant.

                  9.3 Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive payout on the number of Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

                  9.4 Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Performance Shares shall be made in a single lump sum, within forty-five
             (45) calendar days, or such longer period as may be required under Section 16 of the Exchange Act and the Rules promulgated thereunder, following the close of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units or Performance Shares in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned

             Performance Units or Performance Shares at the close of the applicable Performance Period; provided, however, that the Committee may place transfer restrictions on such Shares to meet the requirements of Section 16 of the Exchange Act and the Rules promulgated thereunder.

                  9.5 Termination of Employment Due to Death, Disability, or Retirement. In the event the employment of a Participant is terminated by reason of death, Disability, or "normal retirement" (as defined under the then established rules of the Company's tax qualified pension retirement plan) during the applicable Performance Period, the Participant shall receive a prorated payout on the Performance Units or Performance Shares based on the Participant's full number of months of service during the Performance Period as compared to the entire length of the Performance Period, further adjusted based on the achievement of the preestablished performance goals. Payment of earned Performance Units or Performance Shares shall be made at the same time payments are made to Participants who did not terminate service during the applicable Performance Period, or such other time as is required to comply with Section 16 of the Exchange Act and the Rules promulgated thereunder.

                  9.6 Termination of Employment for Other Reasons. In the event that a Participant terminates employment with the Company for any reason other than those reasons set forth in
             Section 9.5, all Performance Units or Performance Shares shall be forfeited by the Participant to the Company; provided, however, that in the event of early retirement or an involuntary termination of the employment of the Participant by the Company other than for Cause, the Committee, in its sole discretion, may waive the automatic forfeiture provisions and pay out on a pro rata basis, as provided in Section 9.5.

                  9.7 Nontransferability. Performance Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

                         ARTICLE 10.  OTHER STOCK-BASED AWARDS

                 10.1 Other Stock-Based Awards. The Committee shall have the right to grant other Stock-Based Awards which may include, without limitation, the grant of Shares based on certain conditions, the payment of cash based on the performance of the Common Stock, and the payment of Shares in lieu of cash under other Company incentive bonus programs. Payment under or settlement of any such Awards shall be made in such manner and at such times as the Committee may determine.

                 10.2 Nontransferability. No Stock-Based Awards granted under this Section of the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all such Awards granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

                          ARTICLE 11.  BENEFICIARY DESIGNATION

                 Each Participant under the Plan may, from time to time,
             name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Human Resource Department of the Company, or such other department as the Company may specify in writing to the Participant, during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

                            ARTICLE 12.  RIGHTS OF EMPLOYEES

                 12.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

                 For purposes of the Plan, transfer of employment of a
             Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

                 12.2 Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

                             ARTICLE 13.  CHANGE IN CONTROL

                 In order to maintain all of the Employees' rights in the
             event of a Change in Control of the Company, the Committee, as constituted prior to such Change in Control, in its sole discretion, may, as to any outstanding Award to an Employee, either at the time the Award to the Employee is made or at any time thereafter, take any one or more of the following actions:

                   (i) Provide for the acceleration of any time periods relating to the exercise or realization of any such Award so that such Award may be exercised or realized in full on or before a date fixed by the Committee;

                  (ii) Provide for the purchase of any such Award by the Company for an amount of cash equal to the amount which could have been attained upon the exercise of such Award or in realization of such Employee's rights had such Award been currently exercisable or payable;

                 (iii) Make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control providing, however, that such change does not detriment the value of any Award to the Employee;

                  (iv) Cause any such Award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving corporation in such Change in Control.

                 The Committee may, at its discretion, include such
             further provisions and limitations in any Employee's Award Agreement, documenting such Awards, as the Committee may deem equitable and in the best interests of the Company.

                 ARTICLE 14.  AMENDMENT, MODIFICATION, AND TERMINATION

                 14.1 Amendment, Modification, and Termination. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend, or modify the Plan. However, without the approval of the stockholders of the Company (as may be required by the Code, by Section 16 of the Exchange Act and the Rules promulgated thereunder, by any national securities exchange or system on which the Shares are then listed or reported, or by a regulatory body having jurisdiction with respect hereto) no such termination, amendment, or modification may:

                       (a) Increase the total amount of Shares which may
                           be issued under this Plan, except as provided in Section 4.3 herein; or

                       (b) Change the class of Employees eligible to
                           participate in the Plan; or

                       (c) Materially increase the cost of the Plan or
                           materially increase the benefits to
                           Participants; or

                       (d) Extend the maximum period after the date of
                           grant during which Options or SARs may be exercised; or

                       (e) Change the provisions of the Plan regarding
                           Option Price.

                 14.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall in any manner adversely affect any Award previously granted under the Plan, without the written consent of the Participant.

                                ARTICLE 15.  WITHHOLDING

                 15.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan.

                 15.2 Share Withholding. With respect to withholding required upon the exercise of NQSOs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value, on the date the tax is to be determined, equal to the amount required to be withheld. All elections shall be irrevocable, and be made in writing, signed by the Participant in advance of the day that the transaction becomes taxable.

                 Share withholding elections made by Insiders must comply
             with any additional restrictions required by Section 16 of the Exchange Act and the Rules promulgated thereunder.

                              ARTICLE 16.  INDEMNIFICATION

                 Each person who is or shall have been a member of the
             Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                                ARTICLE 17.  SUCCESSORS

                 All obligations of the Company under the Plan, with
             respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

                            ARTICLE 18.  REQUIREMENTS OF LAW

                 18.1 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

                 18.2 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Oregon.



                                                            a:bdr\10762LTI.93